Exhibit 99.1

Press Release

President & CFO Outlines Pep Boys Go-Forward Strategy
Expects Increases in Comparable Store Sales for the Second Half

PHILADELPHIA - September 23, 2003 - The Pep Boys - Manny, Moe & Jack
(NYSE: "PBY"), the nation's leading automotive aftermarket and service chain, will outline its go-forward strategy today at the 2003 Morgan Stanley Convertible Conference.

President and CFO, George Babich, commented, "With our new leadership and vision firmly in place, we continue with our plan to drive profitability in the near term and build a solid foundation for long term growth. As we invest more and more into our new initiatives, our financial performance is expected to continue to improve throughout 2004. Ultimately, we are building Pep Boys to become the dominant, one-stop shop retailer for automotive maintenance and accessories."

During today's web-cast presentation, accessible live at 11:40 Eastern through a link from pepboys.com, Babich will speak to the go-forward strategy, including:

          -Strengthening its service business by introducing branded tires, more effectively managing customer relationships using research and software tools and improving its staffing mix;

          -Improving its merchandising strategy by capitalizing on its industry-leading per store square footage and ensuring a constant flow of new and exciting promotional items; and

          -Redesigning its stores to better link its retail and services businesses to promote cross-selling and improve the overall customer experience.

Babich further remarked, "While it has not been our past and we do not intend to make it our future practice, given the dramatic changes that Pep Boys is experiencing, we felt it appropriate to provide guidance on our expected results for the balance of the fiscal year. While encouraged by our recent sales improvement, we believe that the current consensus estimates for our third and fourth quarter performance appear to be overestimating the immediate impact of our corporate restructuring announced in July and underestimating the investment necessary to successfully implement our go-forward strategy."

The Company currently expects a 2% to 3% increase in comparable store sales for the third-quarter over the prior year and diluted EPS between $0.23 and $0.25 (excluding a $0.02 per share gain expected from the sale of certain closed stores). Comparable store sales for the fourth-quarter are expected to increase 4% to 6% over the prior year and diluted EPS is expected to be between $0.02 and $0.04.

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About Pep Boys
Pep Boys has 595 stores and over 6,000 service bays in 36 states and Puerto Rico. Along with its vehicle repair and maintenance capabilities, the company also serves the commercial auto parts delivery market and is one of the leading sellers of replacement tires in the United States. Customers can find the nearest location by calling 1-800-PEP-BOYS or by visiting pepboys.com.

Certain statements contained herein constitute "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995.
The words "guidance," "expect," "anticipate," "estimates," "forecasts" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include management's expectations regarding future financial performance, automotive aftermarket trends, levels of competition, business development activities, future capital expenditures, financing sources and availability and the effects of regulation and litigation. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. The Company's actual results may differ materially from the results discussed in the forward-looking statements due to factors beyond the control of the Company, including the strength of the national and regional economies, retail and commercial consumers' ability to spend, the health of the various sectors of the automotive aftermarket, the weather in geographical regions with a high concentration of the Company's stores, competitive pricing, the location and number of competitors' stores, product and labor costs and the additional factors described in the Company's filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Investor Contact:  George Babich, President & CFO  (215) 430-9270
Media Contact:  Bill Furtkevic   (215) 430-9676
Pep Boys
3111 West Allegheny Avenue
Philadelphia, PA 19132
Internet: http://www.pepboys.com